As Filed with the Securities and Exchange Commission on October 16, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIONOVO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-5526892 (I.R.S. Employer Identification No.)

5858 Horton Street
Suite 375
Emeryville, California 94608

(Address of Principal Executive Offices)

Isaac Cohen
Chairman and Chief Executive Officer
Bionovo, Inc.
5858 Horton Street, Suite 375
Emeryville, CA 94608
(510) 601-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Cohen, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus that relates to Registration Statement on Form S-3 (File No. 333-144035) under which $100,000,000 of shares of common stock remain unissued. This Registration Statement also constitutes a post-effective amendment to the Registration Statement on Form S-3 (File No. 333-144035).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee(2)(3)
Common Stock, par value $0.0001 per share
Warrants
Total	$100,000,000	$3,070
(1)	Amount not specified as to each class of security to be registered pursuant to General Instruction II.D. of Form S-3. Indeterminate numbers of shares of common stock and/or warrants as may be issued from time to time at indeterminate prices are being registered hereby. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus that relates to Registration Statement (File No. 333-144035), previously filed by the Registrant on Form S-3. Registration fees of $3,070.00 were previously paid, all of which (calculated using the filing fees currently in effect) shall be applied to the fee payable in connection with this Registration Statement. In no event will the aggregate public offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the ‘‘SEC’’ or the ‘‘Commission’’) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion
Preliminary Prospectus Dated October 16, 2007

Bionovo, Inc.

UP TO $100,000,000 OF OUR
COMMON STOCK AND/OR
WARRANTS

We may, from time to time, offer up to $100,000,000 in total of

•	shares of common stock,

•	warrants to purchase shares of our common stock, or

•	any combination of our common stock or warrants.

We may offer the common stock and/or warrants (collectively, the ‘‘securities’’) separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. When we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements. You should read this prospectus and the prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol ‘‘BNVI.’’ On October 11, 2007, the last reported sale price of our common stock on the NASDAQ Capital Market was $4.02 per share.

When we offer our securities, we will provide specific terms of the offering in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our principal executive offices are located at 5858 Horton Street, Suite 375, Emeryville, CA 94608 and our telephone number is (510) 601-2000.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

INVESTING IN OUR securities INVOLVES RISK. SEE ‘‘RISK FACTORS’’ BEGINNING ON PAGE 4.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2007.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a ‘‘shelf’’ registration process. Under this shelf registration process, we may sell up to $100,000,000 in shares of our common stock and/or warrants. Any prospectus supplement that is filed in connection with the offering of the securities included in this registration statement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading ‘‘Where You Can Find More Information.’’

In this prospectus, unless the context specifically indicates otherwise, ‘‘BNVI,’’ ‘‘the Company,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Bionovo, Inc. and its subsidiary.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

SUMMARY

The following summary provides an overview of certain information about our company and the offering and may not contain all the information that may be important to you. This summary is qualified in its entirety by and should be read together with the information contained in other parts of this prospectus. You should carefully read this entire prospectus before making a decision about whether to invest in our securities.

Bionovo, Inc.

Company Overview

We are a clinical stage drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and pre-clinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

Our lead drug candidate, MF101, represents a new class of receptor sub-type selective estrogen receptor modulator (SERM) for the treatment of vasomotor symptoms of menopause, or ‘‘hot flashes.’’ We have designed MF101 to selectively modulate estrogen receptor beta (ERβ) and to provide a safe and effective alternative to existing FDA approved therapies that pose a significant risk to the patient for developing breast cancer and other serious diseases. In preclinical studies, MF101 inhibited tumor growth as well as bone resorption known to cause osteoporosis, which is commonly developed during menopause. This activity, if confirmed in clinical testing, would differentiate MF101 from some existing therapies and other therapies in clinical development. In our completed, randomized, placebo-controlled Phase II trial involving 117 patients for which we announce results in 2007, the higher of two MF101 doses tested was well tolerated and resulted in a statistically significant reduction of hot flashes when compared to placebo at 12 weeks of treatment, comparable to existing non-hormonal therapies. We plan to seek FDA approval to conduct a Phase III registration trial and expect to commence this trial in the first half of 2008 at multiple clinical sites in the U.S. We believe that MF101’s novel mechanism of action could lead to a more favorable safety profile than currently approved hormone therapies (HT) and serotonin-norepinephrine reuptake inhibitors (SNRI) therapies.

We have also identified a potential oral anti-cancer agent for advanced breast cancer, BZL101. Unlike most other anti-cancer drugs and drug candidates, which try to control cancer through genomic and proteomic signaling pathways, BZL101 is designed to take advantage of the unique metabolism of cancer cells. BZL101 inhibits glycolysis, a metabolic pathway on which cancer cells rely. Glycolysis inhibition leads to DNA damage and death of cancer cells without lasting harm to normal cells. We believe that BZL101 may have a preferential effect on hormone-independent cancers, a subset with few treatment options. We have completed a Phase I trial in 21 patients. No significant adverse events were noted in this trial. Recruitment is currently underway in a 100-patient, U.S.-based, Phase I/II trial of BZL101 in patients with metastatic breast cancer. In addition, we intend to explore the use of BZL101 on other forms of cancer, including pancreatic cancer and adjuvant use in breast cancer.

We have a diverse pipeline of other preclinical drug candidates in both women’s health and cancer. We plan to submit an investigational new drug, or IND, application and initiate a Phase I trial for our second SERM drug candidate, VG101, for the treatment of post-menopausal vulvar and vaginal atrophy, or ‘‘vaginal dryness’’, as well as a Phase I/II trial of a second anti-cancer agent, AA102, for the treatment of advanced breast cancer. We have identified or begun preclinical work on other drug candidates for a variety of indications within women’s health and cancer. We have internally discovered and developed all of our drug candidates using our proprietary biological and chemical techniques.

Our drug development process uses traditional Chinese medicine to target herbs and other botanical sources believed to produce biologically active compounds. We apply our clinical knowledge, experience with natural compounds and knowledge of proper scientific screening tools to derive botanical compounds and extracts for pharmaceutical development. In June 2004, the FDA released a document to provide drug developers with guidance on submitting IND applications, conducting trials and seeking approval for botanical drugs. This guidance states that applicants may submit reduced documentation of nonclinical (preclinical) safety and of chemistry, manufacturing, and controls to support an IND application for initial clinical studies of botanicals. The first botanical extract drug developed pursuant to these guidelines was approved by the FDA in October 2006. To date, all of our drug candidates are derived from botanical extracts and are being developed in accordance with this FDA guidance. In addition, we have identified the active chemical components underpinning the mechanism of action for our novel drugs, and in some cases, we have developed synthetic methods of production.

We expect to continue to incur significant operating losses over at least the next several years, and do not expect to generate profits until and unless our drug candidates have been approved and are being marketed with commercial partners.

Corporate Information

Our principal executive offices are located at 5858 Horton Street, Suite 375, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

Securities We are Offering

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	warrants to purchase shares of our common stock;

•	any combination of our common stock or warrants.

When we use the term ‘‘securities’’ in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $100,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer our common stock. Our common stock is listed on the NASDAQ Capital Market under the symbol ‘‘BNVI.’’

Warrants.    We may offer warrants to purchase our common stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Listing.    If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption ‘‘Risk Factors’’ in the applicable prospectus supplement and under the caption ‘‘Risk Factors’’ in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision. For more information, see ‘‘Where You Can Find More Information.’’

USE OF PROCEEDS

We will receive all of the net proceeds from the sale by us of our securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including without limitation, the funding of our clinical research and development programs, the clinical development of our product candidates, capital expenditures and working capital needs.

PLAN OF DISTRIBUTION

We may sell our securities to one or more underwriters for public offering and sale by them and may also sell our securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of our securities in the applicable prospectus supplement. We have reserved the right to sell or exchange our securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell our securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of our securities, we or the purchasers of our securities for whom the underwriters may act as agents may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our securities as a principal, and may then resell our securities at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more of our securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance.

 DESCRIPTION OF Capital STOCK

General Matters

Our authorized capital stock consists of 200,000,000 shares, of which 190,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. As of June 30, 2007, there were issued and outstanding 65,388,934 shares of common stock, held by approximately 2,217 record holders. No shares of preferred stock currently are outstanding.

The following summary of the material provisions of our common stock, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws.

Common Stock

Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefor, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. The holders of shares of our common stock do not have preemptive rights, are entitled to one vote for each share of common stock held of record by them, and do not have the right to cumulate their votes for election of directors.

Market Information

Our common stock is quoted on the NASDAQ Capital Market under the trading symbol BNVI. The high and low bid prices for our common stock at the close of business on October 11, 2007, as reported by the NASDAQ Capital Market, were $4.10 and $3.96 per share, respectively.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock. Warrants may be issued independently or together with the shares of common stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the terms and number of shares of common stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns 165,000 shares of our common stock, inclusive of warrants to purchase 35,000 shares of common stock.

EXPERTS

Our financial statements as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 included in this prospectus have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as set forth in its report thereon, and incorporated herein by reference. These financial statements appear in Bionovo, Inc.’s Annual Report (Form 10-KSB/A, Amendment No. 1) for the year ended December 31, 2006. These consolidated financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Our financial statements from inception, February 1, 2002 through December 31, 2004 are incorporated by reference into this prospectus, have been audited by Stonefield Josephson, Inc., an independent registered public accounting firm, as set forth in their reports thereon and incorporated here by reference. These financial statements appear in Bionovo, Inc.’s Annual Report (Form 10-KSB/A, Amendment No. 1) for the year ended December 31, 2006. These consolidated financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on March 14, 2007 and Amendment No. 1 thereto, filed on October 15, 2007;

•	Our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2007 filed on May 8, 2007;

•	Our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007 filed on August 6, 2007;

•	Our Current Reports on Form 8-K dated January 19, 2007, January 30, April 18, 2007, April 26, 2007, May 9, 2007, May 29, 2007, June 4, 2007, June 12, 2007 and June 28, 2007, filed with the SEC on January 22, 2007, February 1, 2007, April 19, 2007, May 1, 2007, May 10, 2007, May 29, 2007, June 5, 2007, June 12, 2007 and July 13, 2007, respectively; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 23, 2007, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Bionovo, Inc.
5858 Horton Street, Suite 375
Emeryville, CA 94608
(510) 601-2000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.bionovo.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by Bionovo.

SEC Registration	$3,070
Accounting fees and expenses	$25,000	*
Legal fees and expenses	$200,000	*
Miscellaneous expenses	$5,000	*
Total	$233,070	*

*	Estimated

ITEM 15.    Indemnification of Directors and Officers.

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

ITEM 16.    Exhibits

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Exhibit No.	Description
Exhibit 5.1	Opinion of Greenberg Traurig, LLP (counsel to the registrant)
Exhibit 23.1	Consent of PMB Helin Donovan, LLP, an Independent Registered Public Accounting Firm
Exhibit 23.2	Consent of Stonefield Josephson, Inc., an Independent Registered Accounting Firm

Exhibit No.	Description
Exhibit 23.3	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
Exhibit 24.1	Powers of Attorney of certain directors of the Company (contained on signature page)

ITEM 17.    Undertakings

(a)    The undersigned registrant, hereby undertakes:

(1)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)    That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

(b)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on October 16, 2007.

BIONOVO, INC.
By:	/s/ Isaac Cohen, O.M.D. L.Ac.
Isaac Cohen, O.M.D., L.Ac
Chairman, Chief Executive Officer and Chief Scientific Officer
(Principal Executive Officer)
By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Senior Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Isaac Cohen and Mary Tagliaferri and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:

/s/ Isaac Cohen, O.M.D., L.Ac.	Chairman, Chief Executive Officer and Chief Scientific Officer (Principal Executive Officer)	October 16, 2007

Isaac Cohen, O.M.D., L.Ac.

/s/ Mary Tagliaferri, M.D., L.Ac	Director, President, Chief Regulatory Officer, Secretary and Treasurer	October 16, 2007

Mary Tagliaferri, M.D., L.Ac

/s/ Thomas C. Chesterman	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	October 16, 2007

Thomas C. Chesterman

/s/ Brooks Corbin	Director	October 16, 2007

Brooks Corbin

/s/ David Naveh, Ph.D.	Director	October 16, 2007

David Naveh, Ph.D.

/s/ Richard Juelis	Director	October 16, 2007

Richard Juelis

/s/ Michael D. Vanderhoof	Director	October 16, 2007

Michael D. Vanderhoof

/s/ Mimi Hancock, Ph.D.	Director	October 16, 2007

Mimi Hancock, Ph.D.

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.	Description
Exhibit 5.1	Opinion of Greenberg Traurig, LLP (counsel to the registrant)
Exhibit 23.1	Consent of PMB Helin Donovan, LLP, an Independent Registered Public Accounting Firm
Exhibit 23.2	Consent of Stonefield Josephson, Inc., an Independent Registered Public Accounting Firm
Exhibit 23.3	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
Exhibit 24.1	Powers of Attorney of certain directors of the Company (contained on signature page)